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EXHIBIT 11
HIE, INC. AND SUBSIDIARIES
STATEMENT OF COMPUTATION OF PER SHARE LOSS
(In thousands, except per share amounts)
(unaudited)

                                                                       THREE MONTHS ENDED MARCH 31,
                                                                       ----------------------------
                                                                          1999                1998
                                                                       --------            --------

Net loss                                                               $ (1,768)           $   (357)
                                                                       ========            ========

Weighted average number of common shares outstanding                     25,223              23,602
                                                                       ========            ========

Basic net loss per common share                                        $  (0.07)           $  (0.02)
                                                                       ========            ========

Shares used in diluted net loss per share calculation:
  Weighted average number of common shares outstanding                   25,223              23,602

Additional shares assumed outstanding from dilutive stock
  options used in diluted loss per share calculation (1)                     --                  --
                                                                       --------            --------
                                                                         25,223              23,602

Diluted net loss per common share                                      $  (0.07)           $  (0.02)
                                                                       ========            ========


(1) Since stock options are antidilutive to the diluted loss per common share calculations, stock options are not considered in such diluted loss per share calculations for the three months ended March 31, 1999 and 1998.